Exhibit 3.4

MC-242028 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Alpha Eagle Company having -"by-Special resolution-dated, 4th day of November Two Thousand Eleven changed its name, is now incorporated under name of Alpha Achiever Company �fleer, �of Companies, Cayman lslan-ds. � - iven awl, Sea b ;_ this :c-